                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

         Filed by the registrant  [ X ]

         Filed by a party other than the registrant  [   ]

         Check the appropriate box:

         [   ]    Preliminary proxy statement

         [ X ]    Definitive proxy statement

         [   ]    Definitive additional materials

         [   ]    Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                          UCI MEDICAL AFFILIATES, INC.
                (Name of Registrant as Specified in Its Charter)



Payment of filing fee (Check the appropriate box):

         [ X ] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or
14a-6(j)(2).

                          UCI MEDICAL AFFILIATES, INC.
                          1901 Main Street, Suite 1200
                                 Mail Code 1105
                         Columbia, South Carolina 29201


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 August 21, 1996


         Notice is hereby given that the Annual Meeting of Shareholders of UCI Medical Affiliates, Inc. will be held at the Adam's Mark Hotel, 1200 Hampton Street, Columbia, South Carolina on Wednesday, August 21, 1996, at 10:00 a.m., for the following purposes:

         (1)      To elect one member to the Board of Directors;

         (2) To ratify the appointment of Price Waterhouse LLP as the Company's independent auditors for the fiscal year ending September 30, 1996; and

         (4) To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

         Only shareholders whose names appeared of record on the books of the Company at the close of business on June 24, 1996 will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

         You are cordially invited and urged to attend the Annual Meeting in person, but if you are unable to do so, please date, sign and promptly return the enclosed proxy in the enclosed postage-paid envelope. If you attend the Annual Meeting and desire to revoke your proxy and vote in person, you may do so. In any event, a proxy may be revoked at any time before it is exercised.


By Order of the Board of Directors,

M. F. McFarland, III, M.D.
Chairman of the Board



July 16, 1996

                          UCI MEDICAL AFFILIATES, INC.
                          1901 MAIN STREET, SUITE 1200
                                 MAIL CODE 1105
                         COLUMBIA, SOUTH CAROLINA 29201


                                 PROXY STATEMENT

GENERAL

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of UCI Medical Affiliates, Inc. (the "Company") to be used in voting at the Annual Meeting of Shareholders of the Company to be held at the Adam's Mark Hotel, 1200 Hampton Street, Columbia, South Carolina, on Wednesday, August 21, 1996, at 10:00 a.m., and at any adjournment thereof. The purposes of the Annual Meeting are (1) to elect one director to the Company's Board of Directors, (2) to ratify the appointment of Price Waterhouse LLP as the Company's independent auditors for the fiscal year ending September 30, 1996; and (3) to transact such other business as may properly come before the Annual Meeting or any adjournment thereof. This Proxy Statement and the accompanying form of proxy are being mailed to shareholders commencing on or about July 16, 1996.

         Any shareholder who executes the form of proxy referred to in this Proxy Statement may revoke it at any time before it is exercised. The proxy may be revoked by either giving written notice to the Secretary of the Company of such revocation, or by executing and delivering to the Secretary of the Company a proxy bearing a later date. The voting of such proxy will be suspended if the person executing the proxy attends the Annual Meeting and elects to vote in person. Whether or not you plan to attend, you are urged to sign and return the enclosed proxy.

         The cost of preparing, assembling and mailing this Proxy Statement and the form of proxy will be borne by the Company. Directors, officers and employees of the Company may also solicit proxies personally or by mail, telephone or telegram. No compensation will be paid for such solicitations. In addition, the Company may request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward the Company's proxy solicitation materials to the beneficial owners of the Company's common stock, $0.05 par value (the "Common Stock"), held of record by such entities, and the Company will reimburse their reasonable forwarding expenses.

VOTING SECURITIES OUTSTANDING

         The Board of Directors has fixed the close of business on June 24, 1996 as the record date (the "Record Date") for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting or at any adjournment thereof. As of the Record Date, there were 4,807,507 issued and outstanding shares of the Common Stock held of record by approximately 677 shareholders. All of such shares are eligible to be voted on each matter currently scheduled to come before the Annual Meeting, and there are no other outstanding shares of capital stock of the Company eligible to be voted at the Annual Meeting. Cumulative voting for the election of directors is not available under the Company's Restated Certificate of Incorporation. Consequently, each share of Common Stock is entitled to one vote on each matter to be voted upon at the Annual Meeting. Except for the election of directors, for each matter specified in this Proxy Statement to be submitted for shareholder approval at the Annual Meeting, the affirmative vote of a majority of the shares of Common Stock present at the Annual Meeting in person or by proxy and entitled to vote on such matter is required for approval. Abstentions will be considered shares present in person or by proxy and entitled to vote and, therefore, will have the effect of a vote against the matter. Broker non-votes will be considered shares not present for this purpose and will have no effect on the outcome of the vote.

         The Bylaws of the Company provide that the presence in person or by proxy of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the meeting or any adjournment thereof. Directions to withhold authority to vote for directors, abstentions and broker non-votes will be counted for purposes of determining if a quorum is present at the Annual Meeting. If a quorum is not present or represented at the Annual Meeting, the chairman of the meeting or the shareholders holding a majority of the shares of Common Stock entitled to vote, present in person or represented by proxy, have the power to adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present or represented. Directors, officers and employees of the Company may solicit proxies for the reconvened Annual Meeting in person or by mail, telephone or telegraph. At any such reconvened Annual Meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally scheduled.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information known to the Company regarding the beneficial ownership of the Common Stock of the Company as of the Record Date. Information is presented for (i) shareholders owning more than five percent of the outstanding Common Stock, (ii) each director and executive officer of the Company, individually, and (iii) all directors and executive officers of the Company, as a group. Except as otherwise specified, each of the shareholders named in the table has indicated to the Company that such shareholder has sole voting and investment power with respect to all shares of Common Stock beneficially owned by that shareholder. Beneficial ownership reflected in the table below is determined in accordance with the rules and regulations of the Securities and Exchange Commission (the "SEC") and generally includes voting or investment power with respect to securities. Shares of Common Stock issuable upon the exercise of options currently exercisable or convertible, or exercisable or convertible within sixty days, are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage ownership of any other person.

NAME (1)                                                          NUMBER OF SHARES
                                                                 BENEFICIALLY OWNED              PERCENTAGE
- -------------                                                  ------------------------       -----------------
Blue Cross and Blue Shield of South Carolina.........                  2,224,623  (2)                 46.27  %
M.F. McFarland, III, M.D.............................                    533,628  (3)                    11.07
D. Michael Stout, M.D................................                    254,026  (4)                     5.28
Harold H. Adams, Jr..................................                      2,000                     *
Charles P. Cannon....................................                        -0-                    -0-
Russell J. Froneberger...............................                        -0-                    -0-
Jitendra Mehta.......................................                      3,333  (5)                *
Charles M. Potok.....................................                        -0-                    -0-
Stephen S. Seeling...................................                     10,000  (6)                *
Jerry F. Wells, Jr...................................                      8,333  (7)                *
All current directors and executive officers
   as a group (9 persons)............................                    811,320                         16.74

- ------------

*        Amount represents less than 1.0%.

(1) The address of Blue Cross and Blue Shield of South Carolina is I-20 at Alpine Road, Columbia, South Carolina 29219. The address of Dr. McFarland and Dr. Stout is 1901 Main St., Suite 1200, Columbia, South Carolina 29201.

(2) Shares are held of record by Companion HealthCare Corporation (2,006,442 shares) and Companion Property and Casualty Insurance Co. (218,181 shares), each of which is a wholly-owned subsidiary of Blue Cross and Blue Shield of South Carolina.

(3) Includes 11,666 shares which may be acquired pursuant to the exercise of stock options.

(4) Includes 6,666 shares which may be acquired pursuant to the exercise of stock options.

(5) Includes 3,333 shares which may be acquired pursuant to the exercise of stock options.

(6) Includes 10,000 shares which may be acquired pursuant to the exercise of stock options.

(7) Includes 8,333 shares which may be acquired pursuant to the exercise of stock options.

         Section 16(a) of the Securities Exchange Act of 1934 (the "Act") requires the Company's directors and officers to file reports of holdings and transactions in the Company's Common Stock with the SEC. On the basis of Company records and other information, the Company believes that all SEC filing requirements under Section 16(a) of the Act applicable to its officers and directors with respect to the Company's fiscal year ended September 30, 1995 were complied with.



EXECUTIVE OFFICERS AND DIRECTORS

         Set forth below are the age and certain other biographical information with respect to each of the current executive officers and directors of the Company.

         M.F. MCFARLAND, III, M.D., 47, has served as Chairman of the Board and Chief Executive Officer of the Company since January 1987, as President and Secretary of the Company since November 1993, and as a director of the Company since September 1984. From September 1984 until January 1987, he served as Vice President of the Company. He served as Associate Professional Director of the Emergency Department of Richland Memorial Hospital in Columbia, South Carolina from 1978 to 1981 and was President of the South Carolina Chapter of the American College of Emergency Physicians in 1979. Dr. McFarland is currently a member of the Columbia Medical Society, the South Carolina Medical Association and the American Medical Association. In November 1992, a voluntary proceeding under Chapter 11 of the United States Bankruptcy Code was filed with respect to Dr. McFarland. Dr. McFarland's term as a director expires at the Company's 1997 Annual Meeting of Shareholders.

         STEPHEN S. SEELING, 46, has served as Chief Operating Officer, Counsel and Corporate Secretary of the Company since he joined the Company in January 1994. Prior to that time, Mr. Seeling served as the Executive Director of the South Carolina State Board of Medical Examiners from 1987 to January 1994, as the Assistant Attorney General for the South Carolina State Board of Medical Examiners from 1983 to 1987, and as Assistant District Attorney for Philadelphia, Pennsylvania from 1976 to 1981.

         D. MICHAEL STOUT, M.D., 51, has served as Vice President of Medical Affairs of the Company since 1985. Dr. Stout is Board Certified in Emergency Medicine and is a member of the American College of Emergency Physicians, the American College of Physician Executives and the Columbia Medical Society.

         JERRY F. WELLS, JR., 34, has served as Vice President of Finance and Chief Financial Officer of the Company since he joined the Company in February 1995. Prior to that time, he served as a Senior Manager and consultant for Price Waterhouse LLP from 1985 until February 1995. Mr. Wells is a certified public accountant and is a member of the American Institute of Certified Public Accountants, the South Carolina Association of Certified Public Accountants and the North Carolina CPA Association.

         JITENDRA S. MEHTA, 45, has served as Vice President of Development and Procurement of the Company since he joined the Company in November 1993. Prior to that time, he served as Partner and Vice President of Citrus Diagnostic Center from 1990 to November 1993, as Business Director of Multispecialty Clinic in Maryland from 1985 to 1989. Mr. Mehta is a member of the American Registry for Radiological Technology and the Nuclear Medicine Technologist Certification Board.

         HAROLD H. ADAMS, JR., 48, has served as a director of the Company since June 1994 and as President and owner of Adams and Associates International, Adams and Associates, and Southern Insurance Managers since June 1992. Mr. Adams served as President of Adams Eaddy & Associates, an independent insurance agency, from 1980 to 1992. Mr. Adams has been awarded the Chartered Property Casualty Underwriter designation and is a member of the President's Board of Visitors of Charleston Southern University in Charleston, South Carolina. Mr. Adams' term as a director expires at the forthcoming Annual Meeting, and he has been nominated by the Board of Directors for election as a director at the forthcoming Annual Meeting.

         CHARLES P. CANNON, 46, has served as a director of the Company since September 1995 and as Vice President, Corporate Controller and Assistant Treasurer for Blue Cross and Blue Shield of South Carolina ("Blue Cross") since April 1988 and as Assistant Treasurer for its subsidiary, Companion HealthCare Corporation, since April 1988. Prior to joining Blue Cross in April 1988, he was a Senior Manager and consultant for Price

Waterhouse LLP for eleven years. Mr. Cannon is a member of the American Institute of Certified Public Accountants, the South Carolina Association of Certified Public Accountants, the Institute of Management Accountants and the Tennessee Society of Certified Public Accountants. Mr. Cannon's term as a director expires at the Company's 1998 Annual Meeting of Shareholders.

         RUSSELL J. FRONEBERGER, 50, has served as a director of the Company since June 1994 and as President of Global Consulting, a multinational marketing and financial consulting firm, since 1991. Mr. Froneberger has over twenty-eight years of international corporate finance and marketing experience, having been associated with Manufacturers Hanover Trust Company from 1967 to 1972, and South Carolina National Bank, where he served as Senior Vice President of Marketing and Corporate Development Relations from 1972 to 1991. Mr. Froneberger's term as a director expires at the Company's 1998 Annual Meeting of Shareholders.

         CHARLES M. POTOK, 47, has served as a director of the Company since September 1995 and as Executive Vice President and Chief Operating Officer of Companion Property and Casualty Insurance Company ("CPC") since March 1984. Mr. Potok is an Associate of the Casualty Actuarial Society and a member of the American Academy of Actuaries. Prior to joining CPC, Mr. Potok served as Chief Property and Casualty Actuary and Director of the Property and Casualty Division of the South Carolina Department of Insurance. Mr. Potok's term as a director expires at the Company's 1997 Annual Meeting of Shareholders.


                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS


         One director is to be elected at the Annual Meeting. The Company's Restated Certificate of Incorporation provides for a classified Board of Directors so that, as nearly as possible, one-third of the Company's Board of Directors is elected each year to serve a three-year term. Currently, the Board of Directors consists of five directorships with staggered terms expiring at the forthcoming Annual Meeting and at the Annual Meetings of Shareholders in 1997 and 1998. Harold H. Adams, Jr. is the only director whose term as a director expires at the forthcoming Annual Meeting. Mr. Adams has been nominated by the Board of Directors for reelection as a director at the forthcoming Annual Meeting for the term expiring at the 1999 Annual Meeting of Shareholders.

         In accordance with the Bylaws of the Company, those nominees receiving the greatest number of votes cast (although not necessarily a majority of the votes cast) at the Annual Meeting will be elected to the Board of Directors. Accordingly, directions to withhold authority and broker non-votes will have no effect on the outcome of the vote. The Company's Restated Certificate of Incorporation does not allow for cumulative voting in the election of directors.

         The persons named in the accompanying proxy have been designated by the Board of Directors and, unless authority is specifically withheld, they intend to vote for the election of the nominee listed above. A shareholder executing the enclosed proxy may vote for the nominee or may withhold such vote from the nominee. In each case where the shareholder has appropriately specified how the proxy is to be voted, it will be voted in accordance with such shareholder's specifications. Although it is not contemplated that the nominee will become unable to serve prior to the Annual Meeting, the persons named on the enclosed proxy will have the authority to vote for the election of another person in accordance with their best judgment.



         THE PERSONS NAMED IN THE FORM OF PROXY WILL VOTE THE PROXY AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEE LISTED ABOVE.

BOARD MEETINGS AND COMMITTEES

         The Board of Directors of the Company had a total of four regular meetings during the Company's fiscal year ended September 30, 1995. Each director attended all of such Board of Directors meetings. During the Company's most recent fiscal year, the Board of Directors had no standing or ad hoc committees performing the functions traditionally performed by an audit committee, a compensation committee or a nominating committee.
Such functions were performed by the Board of Directors acting as a whole.


                             MANAGEMENT COMPENSATION

COMPENSATION OF DIRECTORS

         Directors of the Company are paid a fee of $500 for attendance at each meeting of the Board of Directors. Directors of the Company are also reimbursed by the Company for all out-of-pocket expenses reasonably incurred by them in the discharge of their duties as directors, including out-of-pocket expenses incurred in attending meetings of the Board of Directors.

COMPENSATION OF OFFICERS

         During each of the Company's fiscal years ended September 30, 1995, September 30, 1994 and September 30, 1993, M.F. McFarland, III, M.D., the Company's Chief Executive Officer and President, and D. Michael Stout, M.D., the Company's Vice President of Medical Affairs, have served without compensation from the Company for their services in the executive offices they have held with the Company during such periods. No other executive officer of the Company earned compensation in excess of $100,000 for services provided to the Company in any of the Company's three prior fiscal years.

         Currently, and during each of the Company's three prior fiscal years, Dr. McFarland and Dr. Stout have received compensation for the services they perform for Doctor's Care, P.A. ("Doctor's Care"), an affiliated professional association that contracts with the Company to provide or supervise all medical services at each of the Company's medical facilities. For services performed for Doctor's Care during each of the Company's fiscal years ended September 30, 1995, 1994 and 1993, Dr. McFarland was paid aggregate compensation, including bonuses, of $362,046, $343,500 and $253,603, respectively. For services performed for Doctor's Care during each of the Company's fiscal years ended September 30, 1995, 1994 and 1993, Dr. Stout was paid aggregate compensation, including bonuses, of $189,600, $180,394 and $169,665, respectively. See "Certain Transactions - Agreements With Doctor's Care."

         Effective October 1, 1995 and November 1, 1995, Dr. McFarland and Dr. Stout, respectively, entered into new employment contracts with both the Company and Doctor's Care.

         Dr. McFarland: Effective October 1, 1995, Dr. McFarland entered into a five (5) year contract with UCI Medical Affiliates of South Carolina, Inc. ("UCI-SC"), the Company's wholly-owned operating subsidiary, that provides for annual compensation of $157,500, the use of one automobile, and an incentive bonus payable at the end of the Company's fiscal year subject to the Board of Directors' determination and based upon net income and gross revenue of the Company for the same year. Also, effective October 1, 1995, Dr. McFarland entered into a five (5) year contract with Doctor's Care that provides for annual compensation of $157,500.

         Dr. Stout: Effective November 1, 1995, Dr. Stout entered into a five
         (5) year contract with UCI-SC that provides for annual compensation of $50,000. Also, effective November 1, 1995, Dr. Stout entered into a five (5) year contract with Doctor's Care that provides for annual compensation of $160,000.

                              CERTAIN TRANSACTIONS

AGREEMENTS WITH DOCTOR'S CARE

         GENERAL. All of the Company's operations are conducted through its wholly-owned subsidiary, UCI-SC, which as of June 30, 1996 operates a network of 28 freestanding primary care medical centers (the "Centers") located throughout South Carolina, substantially all of which conduct business under the name "Doctor's Care." In order to comply with prohibitions against corporations other than professional medical associations providing medical care, all medical services at these medical facilities are provided by or under the supervision of Doctor's Care. Doctor's Care is wholly-owned by M.F. McFarland, III, M.D., the Company's Chief Executive Officer and a principal shareholder of the Company.

         FACILITIES AGREEMENT. Pursuant to a Facilities Agreement between UCI-SC and Doctor's Care (the "Facilities Agreement"), UCI-SC supplies to Doctor's Care the facilities, equipment and assets of the Centers as well as such non-medical personnel as are reasonably required by Doctor's Care in the operation of the Centers. In exchange, Doctor's Care provides the necessary staffing for the performance of medical services at the Centers, including a physician to serve as Executive Medical Director having overall responsibility for the operations of the Centers. From the fees paid each month to Doctor's Care for services rendered at the Centers, Doctor's Care retains an amount equal to the cost of all narcotic drugs purchased by Doctor's Care during the month and an amount sufficient to satisfy the payroll and related personnel costs of Doctor's Care for physicians and other medical staff at the Centers, with the balance of the fees paid to UCI-SC. During the Company's fiscal years ended September 30, 1995, 1994 and 1993, Doctor's Care received an aggregate of approximately $17,987,000, $12,540,000 and $9,799,000, respectively, in fees prior to deduction by Doctor's Care of its payroll and other related deductible costs covered under the Facilities Agreement. For accounting purposes, the operations of Doctor's Care are combined with the operations of the Company and are reflected in the consolidated financial statements of the Company. Pursuant to an employment agreement between Dr. McFarland and Doctor's Care, Dr. McFarland serves as Executive Medical Director of the Centers. For his services in such position during each of the Company's fiscal years ended September 30, 1995, 1994 and 1993, Dr. McFarland received an annual salary from Doctor's Care of $194,616, $160,000 and $163,503, respectively, and additional compensation from Doctor's Care of $167,430, $183,500 and $90,100, respectively. For medical services rendered to Doctor's Care during the Company's fiscal years ended September 30, 1995, 1994 and 1993, Dr. Stout received an annual salary from Doctor's Care of $157,600, $150,394 and $139,665, respectively, and additional compensation from Doctor's Care of $32,000, $30,000 and $30,000, respectively. In September 1994, the Facilities Agreement was renewed for an additional five year term. In January 1995, the Facilities Agreement was modified to provide UCI-SC with certain rights to terminate the Facilities Agreement (a) upon the death of Dr. McFarland, (b) upon Dr. McFarland ceasing to own, either directly or indirectly, a controlling interest in Doctor's Care, or (c) upon Dr. McFarland becoming a "disqualified person" as defined by the South Carolina Business Corporation Act of 1988, as amended.

         REFUND AGREEMENT. Pursuant to a Facilities Fee Refund Agreement (the "Refund Agreement") entered into among the Company, UCI-SC and Doctor's Care, Doctor's Care was entitled to receive a refund of a portion of the fees payable to UCI-SC under the Facilities Agreement with respect to fourteen of the Centers. The Refund Agreement was terminated effective October 1, 1995. During the Company's fiscal year ended September 30, 1995, UCI-SC accrued total refunds payable to Doctor's Care under the Refund Agreements of $177,000, and made payments of $200,000 against accumulated payables. During the Company's fiscal year ended September 30, 1994, UCI-SC accrued total refunds payable to Doctor's Care under the Refund Agreement of $131,000 and made payments of $213,500 against accumulated payables. At September 30, 1995 and 1994, UCI-SC had refunds payable to Doctor's Care of $276,000 and $299,000, respectively.

FACILITY LEASES

         UCI-SC leases seven Centers from Companion HealthCare Corporation under operating leases with fifteen year terms expiring in 2008, 2009 and 2010. Each of these leases has a five year renewal option, and a rent guarantee by Doctor's Care. One of the leases has a purchase option allowing UCI-SC to purchase the facility at fair market value after February 1, 1995. Total lease payments made by UCI-SC under these leases during the Company's fiscal years ended September 30, 1995, 1994 and 1993 were $271,100, $205,901 and zero, respectively.

         Several of the Centers operated by UCI-SC are leased from entities owned or controlled by certain principal shareholders and/or members of the Company's management. The Doctor's Care - Northeast facility is leased from a partnership in which Dr. McFarland is a general partner. The lease was renewed in October 1994 for a five year term. The lease has two five year renewal options and provides UCI-SC with an option to purchase the facility at its fair market value after October 1995. Total lease payments made by UCI-SC under the lease during the Company's fiscal years ended September 30, 1995, 1994 and 1993 were $45,600, $42,696 and $39,554, respectively, plus utilities and real estate taxes. During the year ended September 30, 1995, the Doctor's Care - Lexington and the Doctor's Care - Forest Acres facilities were leased from a general partnership in which Dr. McFarland and Dr. Stout are general partners. The Doctor's Care - Lexington and the Doctor's Care - Forest Acres facilities were sold in February 1996 and August 1995, respectively, to unrelated third parties who lease them to the Company. Total lease payments made by UCI-SC under these two leases during the Company's fiscal years ended September 30, 1995, 1994 and 1993 were $90,000, $75,166 and $78,012 respectively, plus utilities and real estate taxes. During the year ended September 30, 1995, the Doctor's Care - West Columbia and the Doctor's Care - Beltline facilities were leased from a general partnership in which Dr. McFarland and Dr. Stout are general partners. The Doctor's Care - West Columbia and the Doctor's Care - Beltline facilities were both sold in May 1996 to unrelated third parties who lease them to the Company. Total lease payments made by UCI-SC under these two leases during the Company's fiscal years ended September 30, 1995, 1994 and 1993 were $84,000, $87,000 and $78,000 respectively, plus utilities and real estate taxes. In connection with its agreement to lease these two centers' facilities, UCI-SC guaranteed the lessor's mortgage debt relating to the two facilities. At September 30, 1995, 1994 and 1993, the outstanding balance of such debt was $382,697, $386,110 and $395,000, respectively. During the year ended September 30, 1995, the Doctor's Care - West Wateree facility was leased directly from Dr. McFarland. The Doctor's Care - West Wateree facility was sold in May 1996 to an unrelated third party who leases it to the Company. Total lease payments made by UCI-SC under this lease during the Company's fiscal year ended September 30, 1995, 1994 and 1993, were $24,666, $23,333 and $21,522, respectively.


OTHER TRANSACTIONS WITH RELATED COMPANIES

         Blue Cross owns 100% of Companion HealthCare Corporation, which owns approximately 42% of the Company's outstanding common stock. Blue Cross also owns 100% of CPC, which owns approximately 5% of the Company's outstanding common stock. During the Company's fiscal year ended September 30, 1994, UCI-SC purchased a new billing and accounts receivable system from Companion Technologies, Inc., a wholly-owned subsidiary of Blue Cross for an aggregate purchase price of $504,000. The terms of the purchase agreement are believed to have been no more or less favorable to UCI-SC than the terms that would have been obtainable through arm's-length negotiations with unrelated third parties for a similar billing and accounts receivable system, which includes computer equipment. The Company has the option to purchase the equipment at the end of the five year lease term for $1. The lease obligation recorded at September 30, 1995 is $464,361 which includes lease addenda.

         During the Company's fiscal year ended September 30, 1994, UCI-SC entered into an agreement with CPC, a wholly-owned subsidiary of Blue Cross, pursuant to which UCI-SC acts as the primary care provider for injured workers of firms carrying worker's compensation insurance through CPC. Additionally, during the Company's fiscal year ended September 30, 1995, UCI-SC entered into a financing arrangement with CPC for the purchase of the Doctor's Care-Donaldson facility, which consists of a note payable in monthly installments of $4,546 (including 11% interest) from April 1, 1995 to March 1, 2010, collateralized by certain accounts receivable. The terms of the agreement with CPC are believed to be no more or less favorable to UCI-SC than those that would have been obtainable through arm's-length negotiations with unrelated third parties for similar arrangements.

         During the Company's fiscal year ended September 30, 1994, UCI-SC began providing services for a health maintenance organization ("HMO") operated by Companion HealthCare Corporation, pursuant to which UCI-SC, through Doctor's Care, acts as the designated primary care provider for members of the HMO who have selected Doctor's Care as their primary care provider. The terms of the agreement with Companion Healthcare Corporation are believed to be no more or less favorable to UCI-SC than those that would have been obtainable through arm's-length negotiations with unrelated third parties for similar arrangements.

         The employees of the Company are offered health, life, dental and disability coverage at group rates from Blue Cross and its subsidiaries. The group rates offered to the employees of the Company are believed to be no more or less favorable to the Company than those that would have been obtainable through arm's-length negotiations with unrelated third parties for similar services.

         During the fiscal year ended September 30, 1995, the Company contracted with Adams and Associates for its business owners, workers' compensation and professional liability insurance coverage. Aggregate premiums paid during such year in connection with such policies were approximately $102,000. Harold H. Adams, Jr. is the President and owner of Adams and Associates and is also a director of the Company. The Company believes that the terms of its contracts with Adams and Associates are no more or less favorable to the Company than those that would have been obtainable through arm's-length negotiations with unrelated third parties for similar services.


                                  PROPOSAL TWO

                     RATIFICATION OF APPOINTMENT OF AUDITORS

         The Board of Directors has appointed the firm of Price Waterhouse LLP as independent auditors to make an examination of the accounts of the Company for the fiscal year ending September 30, 1996, subject to shareholder ratification. If the shareholders do not ratify this appointment, other certified public accountants will be considered by the Board of Directors.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL. THE PERSONS NAMED IN THE FORM OF PROXY WILL VOTE THE PROXY AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE PROXY WILL BE VOTED "FOR" THE RATIFICATION OF THE COMPANY'S INDEPENDENT AUDITORS.

         A representative of Price Waterhouse LLP is expected to be in attendance at the Annual Meeting and will have the opportunity to make a statement and be available to respond to appropriate questions.


                        CHANGES IN CERTIFYING ACCOUNTANT

         On July 27, 1995, the Company notified Scott and Holloway, LLP (formerly, Moore Kirkland Scott & Beauston) that it would not be retained as the Company's independent accountants for the fiscal year ending September 30, 1995. The Company's decision not to retain Scott and Holloway, LLP was approved by the Board of Directors at a meeting held on July 26, 1995 and was not the result of any prior, existing or expected disagreement with the Company. The reports of Moore Kirkland Scott & Beauston on the financial statements of the Company for the fiscal years ended September 30, 1994 and 1993 contained no adverse opinion or disclaimer of opinion. The reports were modified because of an uncertainty as to the Company's ability to continue as a going concern as a consequence of losses incurred from continuing operations. In connection with its audits of financial statements of the Company for the fiscal years ended September 30, 1994 and 1993, and the interim period through July 27, 1995, the Company had no disagreement with Moore Kirkland Scott & Beauston on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Moore Kirkland Scott & Beauston, would have caused them to make reference to the subject matter of the disagreement in connection with their report on the financial statements for such periods.

         Scott and Holloway, LLP has furnished the Company with a letter addressed to the SEC stating that they agree with the statements made by the Company with respect to their dismissal.

         On July 26, 1995, the Company engaged Price Waterhouse LLP as its independent accountants to audit the Company's financial statements for the fiscal year ending September 30, 1995. The decision to engage Price Waterhouse LLP was approved by the Board of Directors of the Company at a meeting held on July 26, 1995. During the Company's fiscal years ended September 30, 1994 and 1993, the Company did not consult with Price Waterhouse LLP regarding any matters (a) which were, or should have been, subject to SAS 50, or (b) concerning the subject matter of a disagreement or reportable event with the Company's former independent accountants (as described in Regulation S-B, Item 304(a)(2)).

                                 OTHER BUSINESS

         The Board of Directors of the Company knows of no other matter to come before the Annual Meeting. However, if any matter requiring a vote of the shareholders should arise, it is the intention of the persons named in the enclosed form of proxy to vote such proxy in accordance with their best judgment.


                        PROPOSALS FOR 1997 ANNUAL MEETING

         Shareholder proposals intended to be presented at the 1997 Annual Meeting of Shareholders must be received by the Company by March 10, 1997 for possible inclusion in the proxy material relating to such meeting.


                                  ANNUAL REPORT

                  A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED SEPTEMBER 30, 1995, WHICH HAS BEEN FILED WITH THE SEC, IS INCLUDED IN THE COMPANY'S 1995 ANNUAL REPORT TO SHAREHOLDERS WHICH ACCOMPANIES THIS PROXY STATEMENT.


By order of the Board of Directors,

M. F. McFarland, III, M.D.
  Chairman of the Board


Columbia, South Carolina
July 16, 1996

*******************************************************************************
                                    APPENDIX



                          UCI MEDICAL AFFILIATES, INC.



PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE 1996 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON WEDNESDAY, AUGUST 21, 1996, AT THE ADAM'S MARK HOTEL, 1200 HAMPTON STREET, COLUMBIA, SOUTH CAROLINA AT 10:00 A.M. LOCAL TIME.

          The undersigned hereby appoints Jerry F. Wells, Jr. and Stephen S. Seeling, or any of them acting in the absence of the other, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of the common stock of UCI Medical Affiliates, Inc., a Delaware corporation, held or owned by the undersigned or standing in the name of the undersigned at the 1996 Annual Meeting of Shareholders of the Company and at any adjournment thereof, and the undersigned hereby instructs said attorneys to vote as follows:





     1   Election of Directors:
         FOR the nominee listed below                 WITHHOLD AUTHORITY
                                                      to vote as to the nominee
         Term Expiring in 1999:

         Harold H. Adams, Jr.     [    ]                      [     ]





     2. The ratification of the appointment of Price Waterhouse LLP as independent auditors for the Company for the fiscal year ending September 30, 1996.

          FOR  [   ]             AGAINST  [   ]                ABSTAIN  [   ]

     3. In their discretion, upon any other business which may properly come before the meeting or any adjournment thereof.

     DATE: ____________________, 1996                   ____________________

                                                             (Signature)

     NUMBER OF SHARES_______________                   ____________________

                                                       (Please sign exactly as
                                                       shown on envelope
                                                       addressed to you. If
                                                       securities are jointly
                                                       owned, each should sign.)



       THE PROXIES WILL BE VOTED AS INSTRUCTED. IN THE ABSENCE OF SUCH INSTRUCTIONS, THIS PROXY WILL BE VOTED "FOR" MATTERS (1) AND (2) ABOVE, AND THE PROXIES HEREIN NAMED WILL VOTE ON OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF IN ACCORDANCE WITH THEIR JUDGMENT.